Exhibit (a)(1)(viii)

          Agent Plan Administrator Direction Form (Transmittal - ESPP)
          ------------------------------------------------------------
                 (for Employee Stock Purchase Plan Participants)

               To Tender Shares of Common Stock, $0.125 Par Value
                                       of
                        FARMERS CAPITAL BANK CORPORATION
                        Pursuant to its Offer to Purchase
                               Dated July 19, 2007

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   The Tender Offer (the "Offer"), the Proration Period and Withdrawal Rights
 expire at 12:01 a.m. (Eastern Daylight Savings Time), on Thursday, August 16,
                       2007, unless we extend our Offer.
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          The Agent Plan Administrator and Depositary for the Offer is:

                 [LOGO] American Stock Transfer & Trust Company

         If delivering by mail:                If delivering by hand or courier:
         ----------------------                ---------------------------------

       American Stock Transfer &                   American Stock Transfer &
    Trust Company Operations Center             Trust Company Operations Center
    Attn: Reorganization Department             Attn: Reorganization Department
             P.O. Box 2042                             6201 15th Avenue
     New York, New York 10272-2042                 Brooklyn, New York 11219

Delivery of this Agent Plan Administrator Direction Form (Transmittal - ESPP) to an address other than as set forth above will not constitute a valid delivery to the Agent Plan Administrator. The instructions set forth in this Agent Plan Administrator Direction Form (Transmittal - ESPP) should be read carefully before this form is completed.

      These instructions will instruct American Stock Transfer & Trust Company (the "Agent Plan Administrator") as agent for Farmers Capital Bank Corporation ("Farmers Capital") in Farmers Capital's capacity as plan administrator of the Farmers Capital 2004 Employee Stock Purchase Plan ("ESP Plan") to withdraw and tender shares held by the Agent Plan Administrator in the undersigned's ESP Plan account upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 19, 2007. Failure to follow these instructions properly may make you ineligible to tender the Shares held in your ESP Plan account.

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                  Name(s) and Address of Registered Holder(s)
   If there is any error in the name or address shown below, please make the necessary corrections


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No Tender. Shares allocated to participant accounts for which the Agent Plan
Administrator does not receive directions will not be tendered.

Continued Participation in ESP Plan. The undersigned understands that by submitting this form the undersigned is requesting transfer and tender of the Shares already purchased for the undersigned's account under the ESP Plan and the undersigned is not withdrawing from participation in the ESP Plan. If the undersigned desires to withdraw from participation in the current offering under the ESP Plan (i.e. having compensation withheld for the purchase of additional shares of common stock in Farmers Capital), the undersigned should submit the appropriate Notice of Withdrawal form, available upon request.

                   Number of Shares Tendered: (check one box)

      |_| I direct the Agent Plan Administrator to tender ALL of the shares in my ESP Plan account.

      |_| I direct the Agent Plan Administrator to tender __________ (complete blank) shares in my ESP Plan account. I understand that the shares that have been held for the longest period of time in my ESP Plan account will be tendered first.

      Income Tax Consequences. The undersigned acknowledges that there are certain income tax consequences to the undersigned upon sale or other disposition of the Shares as described in the Prospectus, dated June 24, 2004, previously delivered to the undersigned and the Subscription Agreement and Enrollment Form executed by the undersigned prior to participating in the ESP Plan, copies of which are available upon request. The undersigned acknowledges that if his or her Shares are accepted and purchased by Farmers Capital in accordance with the terms and conditions of the Offer, then he or she will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon such disposition.

 Price (In Dollars) Per Share at which Shares Are Being Tendered Check only ONE box. If more than one box is checked, or if no box is checked, there is no valid tender of Shares.

A. Shares Tendered at Price Determined Pursuant to the Tender Offer (See Instruction 2)

|_| By checking this box, the undersigned desires to maximize the chance of having Farmers Capital purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box INSTEAD OF ONE OF THE PRICE BOXES BELOW under the caption "Shares Tendered at Price Determined by Shareholder", the undersigned hereby tenders Shares and is willing to accept the purchase price determined by Farmers Capital pursuant to the Offer. The undersigned should understand that this election may lower the purchase price and could result in the tendered Shares being purchased at the minimum price of $31.00 per Share.

                                    -- OR --

B. Shares Tendered at Price Determined by Shareholder (See Instruction 2)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE under "Shares Tendered at Price Determined Pursuant to the Tender Offer," the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked. If the purchase price for the Shares is equal to or greater than the price checked, then the Shares purchased by Farmers Capital will be purchased at the purchase price. A shareholder who desires to tender Shares at more than one price must complete a separate Agent Plan Administrator Direction Form (Transmittal - ESPP) for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price (unless those Shares were previously tendered and withdrawn).

      Price (In U.S. Dollars) Per Share At Which Shares Are Being Tendered

|_| $31.00        |_| $32.00       |_| $33.00        |_| $33.75       |_| $34.50
|_| $31.25        |_| $32.25       |_| $33.25        |_| $34.00       |_| $34.75
|_| $31.50        |_| $32.50       |_| $33.50        |_| $34.25       |_| $35.00
|_| $31.75        |_| $32.75


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

                                    Odd Lots
                               (See Instruction 3)

      To be completed only if the undersigned holds an aggregate of fewer than 100 Shares and desires to participate in an odd lot purchase if Farmers Capital purchases odd lots at or above the purchase price the undersigned has selected for tender.

|_| is the beneficial or record owner of an aggregate of fewer than 100 Shares and is tendering all of those Shares.

In addition, the undersigned is tendering Shares (check one box):

|_| at the Purchase Price, which will be determined by Farmers Capital in accordance with the terms of the Offer (persons checking this box should check the box above under the heading "Shares Tendered at Price Determined Pursuant to the Tender Offer"); or

|_| at the price per share indicated above under the heading "Shares Tendered at Price Determined by Shareholder."

                               Conditional Tender
                               (See Instruction 4)

      A tendering shareholder may condition his or her tender of Shares upon Farmers Capital purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Farmers Capital pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless you check the box immediately below and specify, in the space provided, a minimum number of Shares that must be purchased, your tender will be deemed unconditional.

|_| The minimum number of Shares that must be purchased, if any are purchased, is: _______ Shares

      If, because of proration, the minimum number of Shares designated will not be purchased, Farmers Capital may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked the box below:

|_|   The tendered Shares represent all Shares held by the undersigned.

   The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

                                    SIGN HERE


Signature(s):  ____________________________________________________________


Name(s): ______________________________________________________________
                                (PLEASE PRINT)


Taxpayer Identification or Social Security Number: _____________________________


Address(es): ______________________________________________________________


             ______________________________________________________________
                              (INCLUDING ZIP CODE)


Area Code/Phone Number: ______________________________________________


Date: _________________


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

                                  Instructions
              Forming Part of the Terms and Conditions of the Offer

      1. Partial Tenders. If you wish to tender (offer to sell) fewer than all of the Shares held in your ESP Plan account, then fill in the number of Shares which are to be tendered in the column "Number of Shares Tendered." In such case your ESP Plan account will be adjusted to reflect the number of Shares tendered. If any of your tendered Shares are not accepted for purchase by Farmers Capital following the expiration of the Offer, then your ESP Plan account will be recredited with the Shares returned, without expense to the shareholder.

      2. Indication of Price at Which Shares Are Being Tendered. In order to validly tender by this Agent Plan Administrator Direction Form (Transmittal -
ESPP), you must either:

      (a) check the box under "Shares Tendered at Price Determined Pursuant to the Tender Offer" OR

      (b) check the box indicating the price per Share at which you are tendering Shares, under "Shares Tendered at Price Determined by Shareholder."

      By checking the box under "Shares Tendered at Price Determined Pursuant to the Tender Offer" you agree to accept the purchase price resulting from the Offer process, which may be as low as $31.00 or as high as $35.00 per Share. By checking a box under "Shares Tendered at Price Determined by Shareholder," you acknowledge that doing so could result in none of the Shares being purchased if the purchase price for the Shares is less than the price that you checked.

      You Must Check Only One Box Under the Section "Price (in Dollars) per Share at Which Shares are Being Tendered." If you check more than one box or no boxes, then you will not be deemed to have validly tendered your Shares. If you wish to tender portions of your Share holdings at different prices, you must complete a separate Agent Plan Administrator Direction Form (Transmittal - ESPP) for each price at which you wish to tender each such portion of your Shares. You cannot tender the same Shares at more than one price (unless you previously tendered and withdrew those Shares, as provided in Section 5 of the Offer to Purchase).

      3. Odd Lots. As described in Section 1 of the Offer to Purchase, if Farmers Capital purchases less than all Shares tendered and not withdrawn before the Expiration Time, the Shares purchased first will consist of all Shares tendered by any shareholder who owns, beneficially or of record, an aggregate of fewer than 100 Shares and who tenders all of such Shares at or below the purchase price selected by Farmers Capital. Even if you otherwise qualify for such "odd lot" preferential treatment, you will not receive such preferential treatment unless you complete the section captioned "Odd Lots."

      4. Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, shareholders may condition their tenders on all or a minimum number of their tendered Shares being purchased. If you wish to make a conditional tender you must indicate this in the box captioned "Conditional Tender" in this Agent Plan Administrator Direction Form (Transmittal - ESPP). In the box in this Agent Plan Administrator Direction Form (Transmittal - ESPP), you must calculate and appropriately indicate the minimum number of Shares that must be purchased if any are to be purchased.

      As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether Farmers Capital accepts conditional tenders and may result in Shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of Shares would not be purchased. If, because of proration, the minimum number of Shares that you designate will not be purchased, Farmers Capital may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your Shares and check the box so indicating. Upon selection by random lot, if any, Farmers Capital will limit its purchase in each case to the designated minimum number of Shares.

      All tendered Shares will be deemed unconditionally tendered unless the "Conditional Tender" box is completed. If you are an "odd lot" holder and you tender all of your Shares, you cannot conditionally tender since your Shares will not be subject to proration. Each shareholder is urged to consult his or her own tax advisor.


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

      5. Irregularities. All questions as to purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Farmers Capital in its sole discretion. Farmers Capital reserves the absolute right to reject any or all tenders of Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of Farmers Capital's counsel, be unlawful. Farmers Capital also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Shares, and any such defect or irregularity so waived shall be waived for all shareholders. No tender of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Farmers Capital shall determine. None of Farmers Capital, the Dealer Manager, the Depositary, the Agent Plan Administrator, the Information Agent (as the foregoing are defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

      6. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase and this Agent Plan Administrator Direction Form (Transmittal - ESPP) should be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below.

      7. Deadline. This Agent Plan Administrator Direction Form (Transmittal -
ESPP), properly completed and duly executed and all other required documents, must be received before 12:01 a.m. (Eastern Daylight Savings Time) on Thursday, August 16, 2007 (or such later date or time to which the expiration of the Offer is extended).

      8. Federal Income Tax Withholding. Under the federal income tax laws, the Agent Plan Administrator will be required to withhold 28% of the amount of any payments made to certain shareholders pursuant to the Offer. In order to avoid such backup withholding, each tendering shareholder must provide the Agent Plan Administrator with such shareholder's correct taxpayer identification number by completing the Substitute Form W-9 set forth below.

      In general, if a shareholder is an individual, the taxpayer identification number is the social security number of such individual. If the Agent Plan Administrator is not provided with the correct taxpayer identification number, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such shareholder pursuant to the Offer may be subject to backup withholding. Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements (but may be subject to other tax withholding requirements described below). In order to satisfy the Agent Plan Administrator that a foreign individual qualifies as an exempt recipient, such shareholder must submit an IRS Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Agent Plan Administrator.

      Failure to complete the Substitute Form W-9 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Agent Plan Administrator to withhold 28% of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

      Note: Failure to Complete and Return the Substitute Form W-9 May Result in Backup Withholding of 28% of Any Payments Made to You Pursuant to the Offer. Please Review the Enclosed Guidelines for Certification of Taxpayer Identification Number on Part 3 of the Substitute Form W-9 for Additional Details.

For Additional Information Contact Your Tax Advisor or the IRS.


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

            This form must be completed by all tendering U.S. holders

 See Sections 3 and 13 in the Offer to Purchase and Instruction 8 in this form.

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                 TAX PAYER'S NAME: _________________________________
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
SUBSTITUTE                                 Part 1--Taxpayer Identification
                                           Number--PROVIDE YOUR TAXPAYER IDENTIFICATION            Social Security Number
Form W-9                                   NUMBER ("TIN") IN THE BOX AT RIGHT AND
                                           CERTIFY BY SIGNING AND DATING BELOW.                    _ _ _ - _ _ -_ _ _ _
Department of the Treasury
Internal Revenue Service                   If you do not have a TIN, see the enclosed                       OR
                                           Guidelines for information on obtaining a
Payer's Request for                        Number. If you are awaiting (or will soon          Employer Identification Number
Taxpayer Identification                    apply for) a TIN, check the box in Part 2.
Number and Certification                                                                           _ _ - _ _ _ _ _ _ _
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                                           Part 2--Awaiting TIN |_|    Exempt |_|
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                                           Part 3--Certification--    Under penalties of perjury, I certify that:

                                           (1) I am a U.S. person (including a U.S. resident alien);

                                           (2) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

                                           (3) I am not subject to backup withholding because:

                                                (a) I am exempt from backup withholding,

                                                (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or

                                                (c) the IRS has notified me that I am no longer subject to backup withholding.

                                           The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

                                           Certification Instructions--You must cross out item (3) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.
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                                           Signature of U.S. Person: _________________________________

                                           Date:_________________________

                                           Name:________________________________________________

                                           Address:______________________________________________

                                           City:____________________________State:________ Zip:__________
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

                     The Information Agent for the Offer is:
                                [LOGO] Georgeson
                           17 State Street, 10th Floor
                               New York, NY 10004
                     Banks and Brokers Call: (212) 440-9800
                    All Others Call Toll Free: (888) 605-7560

                      The Dealer Manager for the Offer is:
                    [LOGO] SANDLER O'NEILL + PARTNERS, L.P.
                           919 Third Avenue, 6th Floor
                               New York, NY 10022
                                 (800) 635-6851
                            Attention: Syndicate Desk


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